EXHIBIT 10.31(g)
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

DELTA AIR LINES, INC.

July 28, 2008

Republic Airways Holdings, Inc.
8909 Purdue Road
Indianapolis, Indiana  46468

Chautauqua Airlines, Inc.
8909 Purdue Road
Indianapolis, Indiana  46468

Shuttle America Corp.
8909 Purdue Road
Indianapolis, Indiana  46468

Ladies and Gentlemen:

Reference is made to each of (x) the Delta Connection Agreement (the “Chautauqua Agreement”), dated as of June 7, 2002 by and among Delta Air Lines, Inc. (“Delta”), Chautauqua Airlines, Inc. (“Chautauqua”) and Republic Airways Holdings, Inc. (“Republic”), as amended from time to time including pursuant to that certain Amendment Number Six to Delta Connection Agreement dated as of March 12, 2007 (the “Sixth Amendment”) and (y) the Delta Connection Agreement dated and effective January 13, 2005 (as previously amended from time to time, the “Shuttle Agreement”; together with the Chautauqua Agreement, the “Agreements”), between Delta, Shuttle America Corp. (“Shuttle America”), as assignee of Republic Airline, Inc., and Republic. Capitalized terms used and not otherwise defined herein shall have the respective meanings given thereto in the Chautauqua Agreement, the Sixth Amendment or the Shuttle Agreement, as applicable.

1.           Advanced Removal of ERJ135s.  Each of Delta, Chautauqua, and Republic hereby agrees that, notwithstanding Section 2 of the Sixth Amendment, the Removal Months for the final eleven (11) ERJ135s to be removed from the Delta Connection program and the terms of the Chautauqua Agreement shall be as follows:  (x) [*] the Removal Month for three (3) aircraft shall be July 2008 and the date of such removal shall be July 31, 2008 (at the close of business on such date); (y) [*] the Removal Month for four (4) additional aircraft shall be August 2008 and the date of such removal shall be August 31, 2008 (at the close of business on such date); and (z) [*] the Removal Month for the remaining four (4) aircraft shall be September 2008 and the date of such removal shall be September 30, 2008 (at the close of business on such date).  Chautauqua and Delta shall mutually agree as to which ERJ135s shall be removed during any such Removal Month.

2.           [*]

3.           Additional ERJ170s.  Each of Delta, Shuttle America and Republic hereby agrees that notwithstanding any other provisions of the Shuttle Agreement, the total number of aircraft to be operated under the Delta Connection program pursuant to the terms of the Shuttle Agreement during the following periods shall be as follows, and during such periods each of the applicable aircraft shall be considered an “Aircraft” for all purposes of the Shuttle Agreement:

(i)	August 1, 2008 – August 18, 2008 – 18 aircraft

(ii)	August 19, 2008 – August 31, 2008 – 17 aircraft

(iii)	September 1, 2008 – Feb 28, 2009 – 16 aircraft

(iv)	March 1, 2009 – March 31, 2009 – 17 aircraft

(v)	April 1, 2009 – August 31, 2009 – 18 aircraft

(vi)	September 1, 2009 – September 30, 2009 – 17 aircraft

(vii)	October 1, 2009 through the end of Term – 16 aircraft

To the extent that the number of Aircraft during any such period exceeds the number of Aircraft scheduled to be subject to the Shuttle Agreement prior to the effectiveness of this letter, each such Additional Aircraft shall be an ERJ170.

4.           ERJ170 Removal.  Delta hereby agrees that Shuttle may remove up to two ERJ170 Aircraft from the Delta Connection program and the terms of the Shuttle Agreement (in addition to those ERJ170 Aircraft being replaced pursuant to the terms of Amendment Number Two to the Shuttle Agreement dated as of August 21, 2007); provided that, (x) Shuttle shall provide Delta with at least sixty (60) days prior notice of any such removal and (y) in no event shall any such removal be permitted if, after giving effect thereto, there would be less than 16 Aircraft subject to the terms of the Shuttle Agreement.

5.           Chautauqua Agreement Amendment.  Delta, Republic and Chautauqua further agree that the Chautauqua Agreement is hereby amended by deleting the text of Article 17 in its entirety and replacing it with “[Reserved.]”.

6.           Shuttle Agreement Amendment.  Delta, Republic and Shuttle America further agree that the Shuttle Agreement is hereby amended by deleting the text of Article 17 in its entirety and replacing it with “[Reserved.]”.

7.           The parties further agree that, [*] then this letter shall be null and void and the terms of the Chautauqua Agreement in effect immediately prior to the dates of this letter agreement shall govern in respect of the respective parties’ respective rights, obligations and remedies against the other parties and that each such party shall be entitled to and have the right to seek damages (as limited under the Chautauqua Agreement) for the effect of the advanced removals contemplated by Section 1 hereof.

8.           This letter agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, are expressly superseded hereby.

9.           This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

10.           Except as specifically stated herein, all other terms and conditions of the Chautauqua Agreement and the Shuttle Agreement shall remain in full force and effect.

Please acknowledge your agreement with the foregoing by signing in the space provided below.

Very truly yours,

DELTA AIR LINES, INC.

By:	/s/ Don Bornhorst
Name: Don Bornhorst
Title: SVP-Delta Connection

Accepted and Agreed to as of
this 28th day of July, 2008:

Republic Airways Holdings Inc.

By: /s/ Bryan Bedford
      Name: Bryan Bedford
      Title: President & CEO

Chautauqua Airlines, Inc.

By: /s/ Bryan Bedford
      Name: Bryan Bedford
      Title: President

Shuttle America Corp.

By: /s/ Bryan Bedford
      Name: Bryan Bedford
      Title: President